Exhibit 10.2.3
Amendment

This Amendment (“Amendment”) is effective as of the date that both parties have executed this Amendment (the “Amendment Effective Date”) and amends the nCino, LLC Software Service Agreement dated November 1, 2012, as amended (the “Agreement”) by and between nCino OpCo, Inc. (“nCino”) and Live Oak Bank (“Subscriber”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement.

WHEREAS, the parties entered into an amendment dated June 5, 2023 (“The June 5, 2023 Amendment”).

WHEREAS, the preamble to the June 5, 2023 Amendment incorrectly stated the agreement effective date of the Agreement.

NOW THEREFORE, in exchange for the consideration detailed herein, and other good and valuable consideration, the receipt of which is acknowledged by both parties, the parties do hereby agree as follows:

1.The preamble to the June 5, 2023 Amendment shall be amended and restated as follows:

This Amendment (“Amendment”) is effective as of the date that both parties have executed this Amendment (the “Amendment Effective Date”) and amends the nCino, LLC Software Service Agreement dated November 1, 2012, as amended (the “Agreement”) by and between nCino OpCo, Inc. (“nCino”) and Live Oak Bank (“Subscriber”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement.

2.Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. Any further modification or amendment to the Agreement must be set forth in writing in a document executed by both parties.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the dates shown below their respective signatures.

nCino	Subscriber
Signature: /s/ Charles Ragland	Signature: /s/ Renato Derraik
Name: Charles Ragland	Name: Renato Derraik
Title: Global Sales Operations	Title: Chief Inf. And Digital Officer
Date: 6/8/2023	Date: 6/8/2023